To all whom these Presents shall come or may Concern, Know That

PAUL ROYALTY FUND L.P., as RELEASOR, in consideration of the general release dated the date hereof and received from Forticell Bioscience, Inc. (the "Forticell PRF Release"), receipt of which is hereby acknowledged, except as provided in the last sentence of this paragraph releases and discharges FORTICELL BIOSCIENCE, INC. ("Forticell") and its heirs, executors, administrators, successors and assigns (each, a "RELEASEE"), from all actions, causes of action, suits, debts, dues, sums of money, accounts reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against such RELEASEE, the RELEASOR and the RELEASOR'S heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE. This RELEASE includes but is not limited to, all of Forticell Bioscience, Inc's (then known as Ortec International, Inc.) obligations to the RELEASOR pursuant to the Amended and Restated Exchange Agreement between the RELEASOR and Forticell Bioscience, Inc. dated June 18, 2007. Notwithstanding the foregoing, this RELEASE shall not cover, release or discharge the obligations of RELEASEE under (a) the Agreement dated the date hereof between Forticell and RELEASOR providing for the RELEASOR'S sale and Forticell's purchase and redemption of various equity securities of Forticell (the "Sale Agreement"), (b) the Patent Security Agreement (as defined in the Sale Agreement), (c) the Security Agreement (as defined in the Sale Agreement), and (d) the Forticell PRF Release.

RELEASOR also agrees that it will not, and will take reasonable measures to cause its affiliates and officers not to, and will not encourage others to, criticize, denigrate or disparage Forticell or any of its affiliates, or any of their respective officers, directors or employees.

The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized general partner on September 22, 2008.

In presence of:

PAUL ROYALTY FUND, L.P.
(formerly known as Paul Capital
Royalty Acquisition Fund, L.P.)

By:	Paul Capital Management, LLC,
its General Partner

	By:	Paul Capital Advisors, L.L.C.
its Manager

		By:	/s/ Lionel Leventhal
Name: Lionel Leventhal
Title: Manager

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 22nd day of September in the year 2008, before me, the undersigned, a notary public in and for said state, personally appeared LIONEL LEVENTHAL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

__________________________
Notary Public